EXHIBIT 4

50,000,000 AUTHORIZED, PAR VALUE $.001

CERTIFICATE NUMBER   NUMBER OF SHARES

INFORMATION SYSTEMS ASSOCIATES, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

           CUSIP NUMBER

COMMON STOCK

This certifies that ________________________ is the owner of ________________________ Fully Paid and Non-Assessable Shares of Common Stock Par Value $.001 Per Share, of Information Systems Associates, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Date

[CORPORATE SEAL]

-------------------    ------------------
President                                         Secretary

                                                                               COUNTERSIGNED:
                                                                               ---------------------------
                                                                               Transfer Agent and Registrar

                                                                                Attest:_______________________
                                                                                Authorized Signature

[REVERSE SIDE OF CERTIFICATE]

[STANDARD TRANSFER FORM]